Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Completes New $1.7 Billion Revolving Credit Arrangement

HOUSTON, June 20, 2013 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that it has completed a $1.7 billion five-year revolving syndicated credit facility with 25 financial institutions that will expire in June 2018 and can be expanded to $1.95 billion total availability.

The revolving facility will provide $1.38 billion for inventory floorplan financing. The facility will also provide $320.0 million for working capital, acquisitions and general corporate purposes, of which up to $125.0 million can be borrowed in either Euros or Pounds Sterling. New Vehicle and Used Vehicle floorplan interest rates will decrease 25bps to one-month LIBOR plus 125bps and one-month LIBOR plus 150bps, respectively.

Lenders in the syndicated facility include 6 manufacturer-affiliated finance companies and 19 commercial banks. The 6 manufacturer-affiliated finance companies are: Toyota Motor Credit Corporation; Mercedes-Benz Financial Services USA LLC; BMW Financial Services NA, LLC; American Honda Finance Corporation; Nissan Motor Acceptance Corporation; and VW Credit, Inc. The 19 commercial banks are: Bank of America, N.A.; Comerica Bank; JPMorgan Chase Bank, N.A.; Wells Fargo Bank, N. A.; U.S. Bank, N.A.; Compass Bank (d/b/a BBVA Compass); Capital One, N.A.; Bank of the West; KeyBank National Association; MassMutual Asset Finance LLC; Barclays Bank PLC; Amegy Bank, N.A.; Branch Banking & Trust Company; TD Bank, N.A.; Ally Insurance Holdings Inc.; NYCB Specialty Finance Company, LLC.; Amarillo National Bank; BOKF, NA (d/b/a Bank of Oklahoma); and Cadence Bank, N.A. The syndication was arranged through J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“The expanded $1.7 billion revolving facility further strengthens Group 1’s balance sheet by locking in ample, reasonably-priced capital for vehicle financing and acquisition growth for the next five years,” said John C. Rickel, Group 1’s senior vice president and chief financial officer. “The commitments made by the 20 existing lenders are a testament to the strong relationships we have established with our financial partners over the years and we are delighted to have 5 new lenders join our syndicate, including American Honda Finance Corporation, a new manufacturer-affiliated partner.”

Group 1 noted that based on the vehicle inventory financed under the credit facility of $945.0 million at March 31, 2013, net pretax floorplan interest expense would decrease by about $0.3 million per quarter commencing third quarter 2013 through the remainder of the new facility.

About Group 1 Automotive, Inc.
Group 1 owns and operates 139 automotive dealerships, 178 franchises, and 35 collision centers in the United States, the United Kingdom and Brazil that offer 35 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com